UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Stockholder Agreement

On May 4, 2012, Ecolab Inc. (the “Company”) entered into a stockholder agreement (the “Stockholder Agreement”) with Cascade Investment, L.L.C. and Bill & Melinda Gates Foundation Trust (together, the “Cascade Parties”).

Pursuant to the Stockholder Agreement, the Cascade Parties have agreed to cause all shares of common stock of the Company that they or certain affiliates and associates under their control (collectively with the Cascade Parties, the “Cascade Affiliates”) beneficially own to be present for quorum purposes and to be voted in favor of all of the directors nominated by the board of directors of the Company (the “Board”) for election at any annual or special meeting of the stockholders of the Company or at any adjournment or postponement thereof, as long as Michael Larson or another designee of the Cascade Parties reasonably acceptable to the Board is given the opportunity to serve on the Board.

The Stockholder Agreement prohibits the Cascade Affiliates from acquiring beneficial ownership, including through derivative positions, of more than 25% of outstanding shares of the Company’s common stock.  If William H. Gates III, Melinda French Gates, Michael Larson and certain affiliates and associates under their control, including the Cascade Affiliates (collectively, the “Gates Affiliates”), exceed 25% ownership, the Cascade Parties have agreed to divest or cause the divestiture of the number of shares of the Company’s common stock necessary to reduce the Gates Affiliates’ aggregate ownership to 25% or less.  In addition, the Cascade Affiliates are subject to certain restrictions on their ability to, among other things, (a) solicit proxies or consents or seek to influence voting of shares of the Company’s common stock with respect to any matter, except in accordance with matters recommended by the Board, (b) make proposals, including stockholder proposals, relating to control of the Company to be voted on by the Company’s stockholders, (c) seek election or appointment to, or representation on, or nominate or publicly propose changes to the composition of, the Board, (d) form, join or participate in a group with respect to shares of the Company’s common stock, (e) enter into voting agreements, voting trusts or other arrangements or take any other actions that would limit or otherwise restrict their ability to vote their shares of the Company’s common stock, (f) take action in concert with others to control the Company’s management, the Board or the operations or policies of the Company and (g) seek, propose or make any public statement with respect to any merger, business combination, tender or exchange offer, sale or purchase of assets or securities, spin-off, restructuring, recapitalization or other extraordinary transaction of or involving the Company.  In the event any Gates Affiliate violates these restrictions, the Cascade Parties have agreed to divest or to cause the divestiture of the number of shares necessary to reduce the Gates Affiliates’ aggregate ownership of the Company’s common stock to less than 15% of outstanding shares.

With exceptions for open-market sales in volumes permitted by Rule 144 promulgated under the Securities Exchange Act of 1934, as amended, and certain transfers in connection with the estate plans of William H. Gates III and Melinda French Gates, the Stockholder Agreement restricts the Cascade Affiliates from directly or indirectly transferring shares of the Company’s common stock to any party that would hold 5% or more of outstanding shares following the transfer. The Company has agreed to provide the Cascade Parties with registration rights pursuant to a registration rights agreement, which is described in this Item 1.01 under the heading “Registration Rights Agreement.”

The Stockholder Agreement will terminate in the event 50% or more of outstanding shares of the Company’s common stock or all or substantially all of the Company’s assets are acquired by a third party unaffiliated with the Cascade Parties.  In addition, the parties’ obligations under the Stockholder Agreement will be suspended (i) during the period prior to the initial acquisition by the Gates Affiliates of 15% of outstanding shares of the Company’s common stock and (ii) during any period following the initial acquisition by the Gates Affiliates of 15% of outstanding shares during which the Gates Affiliates own less than 15% of outstanding shares, provided that if any Gates Affiliate violates the standstill provisions or transfer restrictions in the Stockholder Agreement during any such period, the Company may terminate the Stockholder Agreement, and if any such period lasts longer than three years, the Stockholder Agreement will automatically terminate.

The Company represents in the Stockholder Agreement that it has amended the Rights Agreement, dated February 24, 2006 (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC (as rights agent), as described in this Item 1.01 under the heading “Amendment to Rights Agreement.”

Registration Rights Agreement

Concurrently with entering into the Stockholder Agreement, the Company entered into a registration rights agreement (the “Registration Right Agreement”) with the Cascade Parties.  The registration rights granted under the Registration Rights Agreement will go into effect upon the initial acquisition by the Cascade Parties of 15% or more of the outstanding shares of the Company’s common stock.

Subject to certain blackout and suspension provisions and other limitations set forth in the Registration Rights Agreement, the Company has agreed, upon the request of the Cascade Parties, to effect an underwritten registration of shares of the Company’s common stock beneficially owned by the Cascade Parties.  The Cascade Parties cannot request such a registration for an amount of shares representing less than 3% of outstanding shares of the Company’s common stock.  In addition, the Company shall not be obligated to effect more than one such registration in any nine month period or a total of more than three such registrations.

The Company has also agreed, subject to certain blackout and suspension provisions and other limitations set forth in the Registration Rights Agreement, to give the Cascade Parties fifteen business days notice of any proposed stock offering by the Company (whether for the Company’s own account or for the account of any of its stockholders) and, upon timely receipt of notification by the Cascade Parties, to include shares beneficially owned by the Cascade Parties in the registration statement related to the proposed offering.

The Registration Rights Agreement provides that the Company may postpone or suspend a registration pursuant thereto for up to 180 days during any regularly scheduled insider trading blackout period or if the Company in good faith determines that (a) the registration or disposition of shares would materially impede, delay or interfere with any material transaction then pending or proposed, (b) the Company is in possession of material non-public information the disclosure of which the Company reasonably believes would not be in the best interests of the Company or (c) it would otherwise be materially detrimental to the Company or its stockholders to effect a registration at such time.

Pursuant to the Registration Rights Agreement, the Company will bear all expenses of a registration (other than underwriting fees, discounts and commissions and expenses of counsel for Cascade and the Trust).

The registration rights granted under the Registration Rights Agreement will terminate on the earlier of (i) the termination of the Stockholder Agreement and (ii) the date the Cascade Parties own less than 2% of outstanding shares of the Company’s common stock.  Registration rights will be suspended if and for so long as the Cascade Parties are in breach of the Stockholder Agreement.

Amendment to Rights Agreement

In connection with the execution of the Stockholder Agreement, the Company has entered into an amendment (the “Amendment”) to the Rights Agreement.  The Amendment modifies the definition of “Acquiring Person” in the Rights Agreement to provide that the term “Acquiring Person” shall not include the Cascade Affiliates, Michael Larson, William H. Gates III or Melinda French Gates so long as the Stockholder Agreement has not been terminated and the Cascade Parties are in compliance with the terms thereof and, in the case of William H. Gates III and Melinda French Gates, so long as they only own shares of the Company’s common stock through the Cascade Affiliates.  The definition of “Adverse Person” is similarly amended to provide that the Board will not declare the Cascade Affiliates, Michael Larson, William H. Gates III or Melinda French Gates to be “Adverse Persons” so long as such conditions are met.

In addition, the Amendment modifies the definition of “Beneficial Owner” and “beneficially own” in the Rights Agreement to include beneficial ownership of securities that are the subject of certain derivative arrangements.  The Amendment also removes from the Rights Agreement all references to and provisions regarding Henkel Kommanditgesellscahft auf Aktien (“Henkel”) and the Second Amended and Restated Stockholder’s Agreement, dated as of November 30, 2001 and as amended from time to time, between the Company and Henkel.  As previously disclosed by the Company, Henkel ceased to be a stockholder of the Company in November of 2008.

*              *              *

The foregoing descriptions of the Stockholder Agreement, the Registration Rights Agreement and the Amendment are qualified in their entirety by reference to the copies of the Stockholder Agreement, the Registration Rights Agreement and the Amendment attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference.

Item 3.03.             Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above under the heading “Amendment to Rights Agreement” is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

4.1          Amendment No. 1 to Rights Agreement, dated as of May 4, 2012, between Ecolab Inc. and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC.

10.1          Stockholder Agreement, dated as of May 4, 2012, by and among Ecolab Inc., Cascade Investment, L.L.C. and Bill & Melinda Gates Foundation Trust.

10.2          Registration Rights Agreement, dated as of May 4, 2012, by and among Ecolab Inc., Cascade Investment, L.L.C. and Bill & Melinda Gates Foundation Trust.

99.1          News Release dated May 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 7, 2012	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

4.1	Amendment No. 1 to Rights Agreement, dated as of May 4, 2012, between Ecolab Inc. and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC	Filed herewith electronically.

10.1	Stockholder Agreement, dated as of May 4, 2012, by and among Ecolab Inc., Cascade Investment, L.L.C. and Bill & Melinda Gates Foundation Trust	Filed herewith electronically.

10.2	Registration Rights Agreement, dated as of May 4, 2012, by and among Ecolab Inc., Cascade Investment, L.L.C. and Bill & Melinda Gates Foundation Trust	Filed herewith electronically.

99.1	News Release dated May 7, 2012	Filed herewith electronically.